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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment #1 to the Registration Statement on Form S-3 of our reports dated February 13, 2002 relating to the financial statements and financial statement schedules of The Macerich Company and Pacific Premier Retail Trust, which appear in The Macerich Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such registration statement.

PricewaterhouseCoopers LLP

Los Angeles, California
June 5, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS